EXHIBIT 5

KING, HOLMES, PATERNO & SORIANO, LLP

ATTORNEYS AT LAW

1900 AVENUE OF THE STARS, TWENTY-FIFTH FLOOR

LOS ANGELES, CALIFORNIA 90067-4506

TELEPHONE (310) 282-8989

FACSIMILE (310) 282-8903

September 21, 2017

Sierra Bancorp

86 North Main Street

Porterville, California 93257

Re:	Registration Statement on Form S-8

Dear Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) which you are filing with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of the up to 850,000 shares of the common stock, without par value, of Sierra Bancorp (collectively, the “Shares”) issuable pursuant to the 2017 Stock Incentive Plan (the “Plan”) of Sierra Bancorp (the “Company”).

In connection with this opinion, we have examined the Company’s Articles of Incorporation and Bylaws, the Registration Statement, the Plan and such other instruments and documents as we have deemed relevant under the circumstances.

In making the aforesaid examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies.

Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and issued, (ii) appropriate certificates evidencing the Shares will be executed and delivered upon issuance of the Shares, (iii) the full consideration stated in the Plan is paid for each Share, and (iv) all applicable securities laws are complied with; it is our opinion that when issued by the Company, after payment therefor in accordance with the procedures set forth in the Plan, the Shares will be legally issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ King, Holmes, Paterno & Soriano

King, Holmes, Paterno & Soriano